EXHIBIT 15.1





                  ACCOUNTANTS' AWARENESS LETTER



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

     Re:  Global Marine Inc. Registration Statement

We are aware that our report dated May 12, 1999, on our review of the condensed consolidated interim financial information of Global Marine Inc. and subsidiaries for the quarter ended March 31, 1999, and included in the quarterly report on Form 10-Q of Global Marine Inc. (Commission File No. 1-5471) for the quarter ended March 31, 1999, is incorporated by reference in this Registration Statement on Form S-8 of Global Marine Inc. pertaining to 7,500,000 shares of Global Marine Inc. Common Stock, $.10 par value per share, plus certain additional shares of such stock as indicated on the Registration Statement's cover, to be offered pursuant to the Global Marine 1998 Stock Option and Incentive Plan. Pursuant to Rule 436(c) under the Securities Act of 1933, the aforementioned report should not be considered a part of said Registration Statement prepared or certified by us within the meaning of Sections 7 and 11 of that Act.



                                    s / PricewaterhouseCoopers LLP

                                      PricewaterhouseCoopers LLP


Houston, Texas
June 10, 1999